Exhibit 77M-Mergers

(a)	As approved by the shareholders of the following
series (the "SSR Funds") of State Street Research Capital Trust, State Street Research Equity Trust, State Street Research Exchange Trust, State Street Research Financial Trust, State Street Research Income Trust, State Street Research Master Investment Trust, State Street Research Money Market Trust and State Street Research Securities Trust (the "SSR Registrants"), the SSR Funds were reorganized with certain portfolios of BlackRock Funds(SM) (the "Acquiring Portfolios") as follows (the "Reorganization"):

SSR FUND                 SSR REGISTRANT        ACQUIRING PORTFOLIO

State Street            State Street           BlackRock Asset
Research Asset          Research Income        Allocation Portfolio
Allocation Fund         Trust

State Street            State Street           BlackRock Aurora
Research Aurora Fund    Research Capital       Portfolio
                        Trust

State Street            State Street          BlackRock Small/Mid-
Research Emerging       Research Capital      Cap Growth Portfolio
Growth Fund             Trust

State Street            State Street          BlackRock Exchange
Research Exchange       Research Exchange     Portfolio
Fund                    Trust

State Street            State Street          BlackRock Global
Research Global         Research Equity       Resources Portfolio
Resources Fund          Trust

State Street            State Street          BlackRock Intermediate
Research Government     Research Financial    Government Bond
Income Fund             Trust                 Portfolio

State Street            State Street          BlackRock Health
Research Health         Research Financial    Sciences Portfolio
Sciences Fund           Trust

State Street            State Street          BlackRock High Yield
Research High Income    Research Income       Bond Portfolio
Fund                    Trust

State Street            State Street          BlackRock Investment
Research Investment     Research Master       Trust
Trust                   Investment Trust

State Street            State Street          BlackRock Investment
Research Large-Cap      Research Securities   Trust
Analyst Fund            Trust

State Street            State Street          BlackRock Large Cap
Research Large-Cap      Research Equity       Value Equity
Value Fund              Trust                 Portfolio

State Street           State Street Research   BlackRock Legacy
Research Legacy Fund   Securities Trust        Portfolio

State Street           State Street            BlackRock Mid-Cap
Research Mid-Cap       Research Capital        Growth Equity
Growth Fund            Trust                   Portfolio

State Street           State Street            BlackRock Mid-Cap
Research Mid-Cap       Research Equity         Value Equity
Value Fund             Trust                   Portfolio

State Street           State Street            BlackRock Money
Research Money         Research Money          Market Portfolio
Market Fund            Market Trust


(b)	The Reorganization arose out of BlackRock, Inc.'s
agreement, entered into on August 25, 2004, to acquire SSRM Holdings, Inc. and its subsidiary State Street Research & Management Company ("SSRM"), the investment adviser to the SSR Funds, from MetLife, Inc.(R). The Reorganization was part of a larger initiative to consolidate the funds for which SSRM acted as investment adviser with comparable funds advised by BlackRock Advisors, Inc., investment adviser for each of the Acquiring Portfolios.

The Reorganization was accomplished pursuant to the terms of separate agreements and plans of reorganization (collectively, the "Plan"). The board of trustees of BlackRock Funds(SM)M approved the Plan and related transactions at a meeting held on September 28, 2004. The boards of trustees of the SSR Registrants approved the Plan and related transactions at special meetings held on September 21, 22 and 28, 2004. The Plan was approved by the shareholders of each SSR Fund at a special meeting of shareholders held on December 27, 2004, and adjourned with respect to certain of the SSR Funds until January 24, 2005.

The Reorganization closed on January 28, 2005 after the close of business. Following the Reorganization, each shareholder of an SSR Fund held shares of the corresponding
Acquiring Portfolio with the same aggregate net asset value as the shares held in the SSR Fund prior to the Reorganization.

On April 14, 2005, the SSR Registrants filed with the Securities and Exchange Commission initial applications under
Section 8(f) of the Investment Company Act of 1940, as amended, and Rule 8f-1 thereunder for orders declaring that each SSR Registrant has ceased to be an investment company. On May 20, 2005, the SSR Registrants filed amended applications for these orders. Upon receipt of the orders, it is expected that steps will be taken to accomplish the termination of the existence of each SSR Registrant under state law.

With respect to additional circumstances and details of the Reorganization, BlackRock Funds(SM) incorporates herein by reference the definitive Combined Proxy Statements/Prospectuses and Statements of Additional Information (File Nos. 333-119445, 333-119446, 333-119447, 333-119448, 333-119449, 333-119450, 333-
119451, 333-119452, 333-119453, 333-119454, 333-119456, 333-
119457, 333-119458, 333-119459 and 333-119461) dated November
10, 2004, each as filed with the Securities and Exchange Commission on November 10, 2004.